POWER OF ATTORNEY

    Know all by these presents, that the undersigned hereby constitutes and appoints each of Mikael Olson, Robyn Bradbury and John Stephens, and each of them individually, the undersigned’s true and lawful attorney-in-fact to:

(1)    execute for and on behalf of the undersigned, in the undersigned’s capacity as an Officer of Core & Main, Inc. (the “Company”), Forms 3, 4 and 5 and any other forms required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, including any amendments thereto (a “Section 16 Form”), and any Notice of Proposed Sale of Securities on Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and the rules thereunder, including any amendments thereto (a “Form 144”);

(2)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Section 16 Forms and any such Form 144, complete and execute any amendment or amendments thereto, and timely file such Section 16 Forms and any such Form 144 with the United States Securities and Exchange Commission, including (i) acting as an account administrator or delegated administrator for the undersigned’s EDGAR Next account and carrying out any action associated with such administrator designation or delegation as such attorney-in-fact deems necessary or appropriate or (ii) causing the Company to accept a delegation of authority from any of the undersigned’s EDGAR Next account administrators and pursuant to such delegation authorize the Company’s EDGAR Next account administrators to appoint, remove or replace designated users for the undersigned’s EDGAR Next account as such attorney-in-fact deems necessary or appropriate, and any stock exchange or similar authority; and

(3)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as he or she may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each such attorney-in-fact is serving in such capacity at the request of the undersigned, and is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or any provision of Rule 144 under the Securities Act.

    The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Section 16 Forms of Form 144s with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

    From and after the date hereof, any Power of Attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed effective as of April 2, 2026.

By: /s/ Jackie Burkhardt
Name: Jackie Burkhardt
Title: General Counsel, Chief Compliance Officer and Secretary